                                                                    Exhibit 10.8


                              CONSULTING AGREEMENT
                              --------------------

This Agreement made effective as of the close of business on the 26th day of January, 2001, by and between Corrpro Companies, Inc., ("Corrpro") and Neal R. Restivo, an individual ("Consultant").

                                   WITNESSETH:
                                   -----------

WHEREAS, Consultant served as Chief Financial Officer of Corrpro and possess certain expertise in finance, accounting, and other areas relevant to Corrpro's business;

WHEREAS, pursuant to the employment agreement between Corrpro and Consultant, Consultant agreed to provide consulting services for a period of six months from the termination of Consultant's employment;

WHEREAS, Consultant's employment with Corrpro terminated as of the close of business on January 26, 2001;

WHEREAS, Corrpro and Consultant wish to enter into this agreement, which together with the terms and conditions contained in the employment agreement that survive termination of that agreement, set forth the basis on which Consultant agrees to provide consulting services;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties hereby agree as follows:

1.       CONSULTING SERVICES TO BE PROVIDED.

         Consultant agrees to provide the Company and its designated agents, advisors, and executives with such consultation as the Company may reasonably require up to a maximum of twenty (20) hours per week. The Company shall endeavor to schedule such consulting so that Executive's obligations to assist Company shall not unreasonably interfere with Executive's business prospects or responsibilities to a new employer.

2.       COMPENSATION/EXPENSE REIMBURSEMENT.

         The Company shall pay Executive an hourly rate of one hundred fifty dollars $150.00 per hour and reimburse Executive for all reasonable expenses and out-of-pocket costs incurred in connection with fulfilling his obligations under Section 1. These sums are payable monthly upon the presentation of an invoice detailing the services rendered. Consultant understands and agrees that Consultant is solely responsible for the payment and withholding of all taxes, Federal, State or Local.

3.       EXISTING STOCK OPTIONS

         The stock options previously granted by the Company to Consultant as of January 26, 2001 shall remain outstanding and continue to vest in accordance with applicable option agreements until the expiration of this agreement, including any renewals hereof. Such stock options are set forth on Exhibit A.

4.      INDEPENDENT CONTRACTOR STATUS

        Consultant's status under this Agreement shall be that of an independent contractor, and this Agreement does not constitute, nor shall be construed as constituting, Consultant as employee, agent or legal representative of Corrpro for any purpose whatsoever. Consultant shall be responsible for Consultant's own Workers' Compensation coverage and all other required insurance. Consultant shall not by reason of this Agreement be entitled to participation in, or receipt of, any benefits under any Corrpro employee benefit plan or other program. This agreement shall not limit the rights of Consultant to any benefits with respect to Consultant's position as a director of the Company.

5.      CONFIDENTIAL INFORMATION/COMPETITIVE ACTIVITY/INTELLECTUAL PROPERTY

        (a) Consultant's obligations with resect to confidential information, competitive activity, and intellectual property will continue to be governed by the applicable provisions of the Employment Agreement which have survived its termination.

6.       TERM/BREACH.

         6. This Agreement shall be effective January 26, 2001 and shall continue in effect until July 26, 2001.

         6.2 This Agreement shall automatically renew for successive six months period unless either party provides written notice to the other, at least 30 days prior to the next expiration date of this Agreement, of such party's desire not to renew this Agreement.

7.       NOTICES

         Any action, request, designation, approval, opinion, consent or other communication required hereunder shall be in writing and shall be sent by Certified Mail or overnight courier with a record of receipt addressed:
         a)     If to Corrpro:
                Corrpro Companies, Inc.
                1090 Enterprise Dr.
                Medina, Ohio 44256
                ATTN:  President

         b)       If to the Consultant:
                Neal R. Restivo
                3680 Chagrin River Road
                Moreland Hills, Ohio 44022

         or to such other address as each party shall specify in writing.

8.       HEADINGS

         The headings of the paragraphs of this Agreement are for convenience of reference only and shall have not substantive effect upon the provisions of this Agreement.

9.       ASSIGNMENT.

         This Agreement is personal in its nature and neither of the parties hereto shall, without the written consent of the other, assign or transfer the Agreement or any rights or obligations hereunder; PROVIDED THAT, Corrpro may assign to, and this Agreement shall be binding upon and insure to the benefit of, a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of Corrpro. In the event of any such assignment, the parties shall remain liable for all of their obligations set forth herein.

10.      CONTROLLING LAW.

         This Agreement and the relations between the parties hereto shall be governed by and construed according to the laws of the State of Ohio.

11.     ENTIRE AGREEMENT.

        This Agreement constitutes the full and complete understanding and agreement of the parties respecting the matters within its scope, and supersedes all prior understandings and agreements and may be modified only in writing.

12.     NO WAIVER.

        The waiver by either party hereto of any breach of any provision of this Agreement shall not be construed as or constituted a continuing waiver of any other breach or provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

                                          CORRPRO COMPANIES, INC.


                                          BY:  /s/ Joseph W. Rog
                                               --------------------------------
                                          /s/ Neal R. Restivo
                                          -------------------------------------
                                          Neal R. Restivo